Exhibit 99.1

Frontier Financial Corporation Suspends Cash Dividend

EVERETT, WA--(Marketwire - December 19, 2008) - Frontier Financial Corporation (NASDAQ: FTBK), the financial holding company for Frontier Bank, announced today that the Corporation's Board of Directors voted to suspend the payment of the quarterly cash dividend on the Corporation's common stock. Chairman and Chief Executive Officer Patrick M. Fahey stated, "The Board has determined that the suspension of the cash dividend at this point in time is prudent to preserve capital in light of current economic conditions." Mr. Fahey further stated that the Corporation's Board of Directors intends to reevaluate the payment of a quarterly dividend at the appropriate time. The Corporation believes that this is the best course for the Corporation over the long term. The Board and management are committed to successfully managing credit risk and to maintaining adequate levels of capital and liquidity in the current challenging economic environment.

Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank. Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

Information herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A variety of factors could cause Frontier Financial Corporation's actual results to differ from those expected at the time of this release. Investors are encouraged to read the SEC report of Frontier, particularly its Form 10-K for the Fiscal Year Ended December 31, 2007, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.

Contacts:

Pat Fahey
Chairman and CEO
Frontier Financial Corporation
(425) 423-7250

John J. Dickson
President
Frontier Bank
(425) 514-0700

Michael J. Clementz
President
Frontier Financial Corporation
(425) 514-0717